Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Newmont Corporation
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/27/2025
Reporting Entity ESTMA Identification Number	E437437	☒	Original Submission
		☐	Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E451245 Goldcorp Canada Ltd., E286234 Newcrest Red Chris Mining Limited, E755738 Pretium Resources Inc., E433547 0890696 B.C. Ltd.
Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Brian Tabolt				Date	5/27/2025
Position Title	Chief Accounting Officer and Group Head, Finance

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	1/1/2024	To:	12/31/2024
Reporting Entity Name			Newmont Corporation			Currency of the Report			USD
Reporting Entity ESTMA Identification Number			E437437
Subsidiary Reporting Entities (if necessary)			E451245 Goldcorp Canada Ltd., E286234 Newcrest Red Chris Mining Limited, E755738 Pretium Resources Inc., E433547 0890696 B.C. Ltd.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Payee	Notes[34]
Argentina	Government of Argentina	Tax Authority	6,059,431	15,256,738	—	—	—	—	—	21,316,169
Argentina	Government of the Province of Santa Cruz	General Secretary of Government	—	8,713,172	—	—	—	—	3,000,000	11,713,172
Argentina	Municipality of Perito Moreno		—	—	—	—	1,817,965	—	—	1,817,965
Australia	Blayney Shire Council		—	—	3,426,862	—	—	—	45,074	3,471,936
Australia	Cabonne Council		—	—	1,326,482	—	—	—	213,208	1,539,690
Australia	Government of Australia	Australian Taxation Office	394,030,276	—	—	—	—	—	—	394,030,276
Australia	Government of New South Wales	Department of Regional New South Wales (NSW)	—	—	1,361,283	—	—	—	—	1,361,283
Australia	Government of New South Wales	Revenue New South Wales (NSW)	5,186,774	62,014,078	—	—	—	—	—	67,200,852	Tax payments exclude a $291M payment for an interim stamp duty amount incurred from the acquisition of Newcrest Mining Limited in 2023
Australia	Government of Northern Territory	Department of Industry, Tourism and Trade	—	—	113,099	—	—	—	—	113,099
Australia	Government of Northern Territory	Northern Territory Treasury	48,125,966	—	—	—	—	—	—	48,125,966
Australia	Government of Northern Territory	Receiver of Territory Monies	—	—	768,550	—	—	—	—	768,550
Australia	Government of Western Australia	Department of Mines and Petroleum	—	49,568,495	1,900,285	—	—	—	—	51,468,780
Australia	Government of Western Australia	Department of Mines, Industry Regulation and Safety	—	10,880,916	2,545,636	—	—	—	—	13,426,552

Australia	Government of Western Australia	Department of Water and Environmental Regulation	—	—	129,288	—	—	—	—	129,288
Australia	Government of Western Australia	Office of State Revenue	403,602	—	—	—	—	—	—	403,602
Australia	Orange City Council		—	—	275,775	—	—	—	—	275,775
Australia	Shire of Boddington		—	—	2,899,642	—	—	—	—	2,899,642
Australia	Shire of East Pilbara		—	—	1,686,099	—	—	—	—	1,686,099
Australia	State Government of Queensland	Charters Towers Regional Council	—	—	98,604	—	—	—	—	98,604
Australia	State Government of Queensland	Commissioner of State Revenue	140,513	—	—	—	—	—	—	140,513
Australia	State Government of Queensland	Department of Environment, Tourism, Science, and Innovation	—	—	128,444	—	—	—	—	128,444
Australia	State Government of Queensland	Department of Natural Resources and Mines, Manufacturing, and Regional and Rural Development	—	—	122,607	—	—	—	—	122,607
Australia	State Government of Queensland	Financial Provisioning Scheme	—	—	414,092	—	—	—	—	414,092
Australia	The Trustee for Martu Charitable Trust		—	—	1,206,876	—	—	—	—	1,206,876
Canada	Brunswick House First Nation		—	1,578,572	—	—	—	—	—	1,578,572
Canada	Cat Lake First Nation		—	1,214,150	—	—	1,084	—	—	1,215,234
Canada	Chapleau Cree First Nation		—	1,578,015	—	—	—	—	—	1,578,015
Canada	Chapleau Ojibwe First Nation		—	1,501,932	—	—	—	—	—	1,501,932
Canada	City of Timmins		2,486,637	—	5,847	—	4,933	—	—	2,497,417
Canada	Cree Nation Government		—	899,253	—	—	—	—	—	899,253
Canada	Cree Nation of Wemindji		—	—	—	—	239,390	—	—	239,390
Canada	District of Stewart		100,532	—	—	—	—	—	—	100,532
Canada	Gitanyow Huwilp Society		—	—	—	—	181,507	—	—	181,507
Canada	Government of British Columbia		—	—	143,964	—	—	—	—	143,964
Canada	Government of British Columbia	Ministry of Finance	18,744,729	—	572,858	—	—	—	—	19,317,587
Canada	Government of Canada	Canada Revenue Agency	10,704,169	—	—	—	—	—	—	10,704,169

Canada	Government of Ontario	Electrical Safety Authority	—	—	141,164	—	—	—	—	141,164
Canada	Government of Ontario	Ministry of Finance	21,962,701	—	157,919	—	—	—	—	22,120,620
Canada	Government of Ontario	Ministry of Northern Development and Mines	156,509	—	—	—	—	—	—	156,509
Canada	Government of Quebec	Gestion des titres miniers	—	—	149,234	—	—	—	—	149,234
Canada	Government of Quebec	Ministry of Revenue	16,901,280	—	—	—	—	—	—	16,901,280
Canada	Government of Quebec	Ministry of Sustainable Development, Environment, and Fight Against Climate Change	—	—	154,246	—	—	—	—	154,246
Canada	Government of Yukon	Department of Environment	155	—	—	—	73,560	—	—	73,715
Canada	Kingfischer Lake First Nation		—	1,214,150	—	—	742	—	—	1,214,892
Canada	Michipicoten First Nations		—	583,922	—	—	—	—	—	583,922
Canada	Mishamikiwiish Akiw Otabitamaageg		—	—	280,252	—	—	—	—	280,252
Canada	Mishkeegogamang First Nation		—	573,044	—	—	5,600	—	—	578,644
Canada	Nisga'a Lisims Government		—	—	—	—	305,055	—	—	305,055
Canada	North Caribou Lake First Nation		—	1,611,948	—	—	28,570	—	—	1,640,518
Canada	Regional Government of Eeyou Istchee Baie-James		1,282,758	—	—	—	—	—	—	1,282,758
Canada	Shibogama First Nations		—	424,953	—	—	—	—	—	424,953
Canada	Tahltan Central Government		—	—	138,700	—	—	—	—	138,700
Canada	Tahltan Central Government	Tahltan Heritage Trust	—	3,480,441	—	—	375,997	—	—	3,856,438
Canada	Tahltan Nation		—	—	167,750	—	2,920	—	—	170,670
Canada	Town of Smithers		128,245	—	—	—	—	—	—	128,245
Canada	Wabun Tribal Council		—	—	231,413	—	12,727	—	—	244,140
Canada	White River First Nation		—	—	287,881	—	36,670	—	—	324,551
Canada	Windigo First Nations Council		—	695,552	—	—	—	—	—	695,552
Canada	Wunnumin Lake First Nations		—	1,214,150	—	—	1,108	—	—	1,215,258
Chile	Federal Government of Chile	Treasury of the Republic	3,062,703	—	498,755	—	—	—	—	3,561,458	Tesoreria de la Republica

Chile	Municipality of Las Condes		561,508	—	—	—	—	—	—	561,508	Municipalidad de Las Condes
Ghana	Ahafo Regional Coordinating Council		—	—	—	—	393,160	—	—	393,160
Ghana	Asutifi North District		—	—	—	—	—	—	1,612,570	1,612,570
Ghana	Asutifi South District		—	—	163,706	—	—	—	—	163,706
Ghana	Birim North District Assembly		—	—	246,630	—	2,523	—	—	249,153
Ghana	Council for Scientific and Industrial Research	Building and Road Research Institute	—	—	131,991	—	—	—	—	131,991
Ghana	Government of Ghana	Administration of Stool Land	—	—	416,956	—	—	—	—	416,956
Ghana	Government of Ghana	Environmental Protection Agency	—	—	366,136	—	6,500	—	—	372,636
Ghana	Government of Ghana	Forest Commission Minerals Development	—	3,036,228	—	—	—	—	—	3,036,228
Ghana	Government of Ghana	Internal Revenue Services	418,125,828	—	197,767	—	—	—	—	418,323,595
Ghana	Government of Ghana	Mineral Income Investment Fund	—	113,769,572	—	—	—	—	—	113,769,572
Ghana	Government of Ghana	Minerals Commission	—	—	2,640,834	—	—	—	—	2,640,834
Ghana	Government of Ghana	Ministry of Finance	—	25,239,579	—	—	—	—	—	25,239,579
Ghana	Government of Ghana	Ministry of Lands and Natural Resources	—	—	257,404	—	9,166	—	—	266,570
Ghana	Government of Ghana	Water Research Institute	—	—	117,256	—	—	—	—	117,256
Ghana	Government of Ghana	Water Resources Commission	—	—	306,612	—	—	—	—	306,612
Ghana	Tano North Municipal District		—	—	75,855	—	—	—	—	75,855
Guatemala	Municipality of San Miguel Ixtahuacan		—	—	—	—	109,803	—	—	109,803
Mexico	Government of Mexico	Secretary of the Economy	320,262	—	2,164,011	—	—	—	—	2,484,273	Secretaria de Economia
Mexico	Government of Mexico	Federation Treasury	5,950,831	2,922,639	35,029	—	—	—	—	8,908,499	Tesoreria de la Federacion
Mexico	Municipality of Mazapil		3,639,352	—	2,004	—	—	—	—	3,641,356
Mexico	Autonomous University of Zacatecas Foundation		—	—	—	—	663,502	—	—	663,502	Fundacion Universidad Autonoma de Zacatecas
Papua New Guinea	Government of Papua New Guinea	Internal Revenue Commission	30,959,588	—	—	—	—	—	—	30,959,588
Papua New Guinea	Government of Papua New Guinea	Mineral Resources Authority	—	6,558,721	26,834	—	—	—	—	6,585,555

Papua New Guinea	Kavieng District	Kavieng District Treasury	—	5,901,813	—	—	—	—	—	5,901,813
Papua New Guinea	Namatanai District	Namatanai District Treasury	—	5,901,813	—	—	—	—	—	5,901,813
Papua New Guinea	New Ireland Province		—	2,950,906	—	—	—	—	—	2,950,906
Papua New Guinea	Nimamar Rural Local Level Government		—	8,852,719	—	—	—	—	6,287,688	15,140,407
Papua New Guinea	Lihir Landholders		—	5,901,813	—	—	—	—	13,321,801	19,223,614
Peru	Government of Peru	Agency for Environmental Assessment and Enforcement	557,712	—	214,193	—	—	—	—	771,905	Organismo de Evaluación y Fiscalización Ambiental
Peru	Government of Peru	Customs and Administration Office (Tax Authority)	8,766,395	12,740,156	—	—	—	—	—	21,506,551
Peru	Government of Peru	Geological Mining and Metallurgical Institute	—	—	1,158,089	—	—	—	—	1,158,089	Instituto Geológico Minero y Metalúrgico
Peru	Government of Peru	Ministry of Transport and Communications	—	—	89,803	—	—	—	—	89,803	Ministerio de Transportes y Comunicaciones
Peru	Government of Peru	National Water Authority	—	—	1,249,825	—	—	—	—	1,249,825	Autoridad Nacional del Agua (ANA)
Peru	Government of Peru	Supervisory Agency for Investment in Mining and Energy	955,084	—	—	—	—	—	—	955,084	OSINERGMIN
Peru	District Municipality of La Encañada		—	—	—	—	117,891	—	—	117,891
Peru	Municipality of the Rio Grande Town Center		—	—	—	—	79,562	—	—	79,562
Suriname	Government of Suriname		27,618,804	40,732,760	—	—	—	—	—	68,351,564
United States of America	Government of the State of Colorado	Department of Public Health and the Environment	—	—	161,714	—	—	—	—	161,714
United States of America	Government of the State of Colorado	Department of Revenue	1,950,000	—	—	—	—	—	—	1,950,000
United States of America	Government of the State of Nevada	Bureau of Land Management	—	—	419,980	—	—	—	—	419,980
United States of America	Government of the State of Washington	Department of Health	—	—	613,276	—	—	—	—	613,276
United States of America	Government of the United States of America	Bureau of Land Management	—	—	548,800	—	—	—	—	548,800
United States of America	Government of the United States of America	Environmental Protection Agency	—	—	903,252	—	—	—	—	903,252
United States of America	Government of the United States of America	Internal Revenue Service	5,000,000	—	—	—	—	—	—	5,000,000

United States of America	Spokane Tribe of Indians	—	—	1,931,707	—	—	—	—	1,931,707
United States of America	Lake County	96,621	—	—	—	—	—	—	96,621
United States of America	Nevada County	94,515	—	—	—	—	—	—	94,515
United States of America	San Miguel County	109,119	—	—	—	—	—	—	109,119
United States of America	Stevens County	92,719	—	—	—	—	—	—	92,719
United States of America	Teller County	6,147,486	—	—	—	—	—	—	6,147,486
Additional Notes:	Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
	Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2024 are as follows: 1USD : 1.3700 CAD; 1USD : 1.5163 AUD; 1USD : 7.7618 GTQ; 1USD: 915.2660 ARS; 1USD : 14.4774 GHS; 1USD : 33.1957 SRD; 1USD : 18.2948 MXN, and 1USD : 3.8532 PGK.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	1/1/2024	To:	12/31/2024
Reporting Entity Name			Newmont Corporation			Currency of the Report		USD
Reporting Entity ESTMA Identification Number			E437437
Subsidiary Reporting Entities (if necessary)			E451245 Goldcorp Canada Ltd., E286234 Newcrest Red Chris Mining Limited, E755738 Pretium Resources Inc., E433547 0890696 B.C. Ltd.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Cerro Negro	5,527,580	23,969,910	—	—	1,817,965	—	3,000,000	34,315,455
Australia	Australia Regional Office (Melbourne)	100,400,453	—	323,560	—	—	—	—	100,724,013
Australia	Australia Regional Office (Perth)	250,432,584	—	1,175,766	—	—	—	—	251,608,350
Australia	Boddington	43,606,801	49,568,495	4,873,980	—	—	—	—	98,049,276
Australia	Cadia	5,186,774	62,014,078	6,390,402	—	—	—	258,282	73,849,536
Australia	Tanami	48,125,966	—	356,532	—	—	—	—	48,482,498
Australia	Telfer	—	10,880,916	5,283,384	—	—	—	—	16,164,300	On December 4, 2024, Newmont Corporation completed the sale of its 100% ownership of the Telfer operation to Greatland Gold Plc.The amount reported in this line relates to payments made by Newmont Corporation for the period prior to the sale of Telfer.
Barbados	Barbados Office	531,851	—	—	—	—	—	—	531,851
Canada	North America Regional Office (Vancouver)	10,983,320	—	135,303	—	—	—	—	11,118,623
Canada	Brucejack	6,447,754	—	245,930	—	862,560	—	—	7,556,244
Canada	Coffee	155	—	287,881	—	110,230	—	—	398,266
Canada	Eleonore	18,184,038	899,253	303,479	—	239,390	—	—	19,626,160
Canada	Musselwhite	8,228,045	6,947,947	361,190	—	37,103	—	—	15,574,285
Canada	Porcupine	16,358,242	5,242,441	455,407	—	17,660	—	—	22,073,750

Canada	Red Chris	12,388,158	3,480,441	149,557	—	—	—	—	16,018,156	Red Chris is a joint venture between Newmont Corporation (70%) and Imperial Metals Corporation (30%). As the majority shareholder and operator subjected to ESTMA reporting requirements, the amount included in this report represents 100% of the payments made by the project. BC Minerals Tax payments reported relate only to those made by Newmont as BC Minerals Tax is payable by each joint venture participant separately.
Canada	Saddle North	—	—	315,481	—	—	—	—	315,481
Canada	Galore Creek	12,556	—	177,000	—	2,920	—	—	192,476	Galore Creek is a 50%-50% project in Canada jointly controlled and operated by Newmont Corporation and Teck Resources Limited. Neither of the parent reporting entities controls/operates this project individually. In accordance with the spirit of the Act, the amounts reported in Newmont's ESTMA report correspond to 50% (Newmont's share of the Joint Venture) of the total reportable payments for this project. The information provided by Teck was in CAD and was converted to USD in accordance with note 2 below.
Chile	Norte Abierto	2,331,848	—	—	—	—	—	—	2,331,848	Norte Abierto is a 50%-50% joint venture project in Chile between Newmont Corporation and Barrick Gold Corporation. Based on the JV terms and conditions, Newmont was the main operator of the JV during the reporting year 2024 and is reporting 100% of the payments made by the JV.
Chile	Nueva Union	730,855	—	—	—	—	—	—	730,855	Nueva Union is a 50%-50% project in Chile jointly controlled and operated by Newmont Corporation and Teck Resources Limited. Neither of the parent reporting entities controls/operates this project individually. In accordance with the spirit of the Act, the amounts reported in Newmont's ESTMA report correspond to 50% (Newmont's share of the Joint Venture) of the total reportable payments for this project.
Chile	Santiago Office	561,508	—	498,755	—	—	—	—	1,060,263
Ghana	Ahafo	365,106,730	96,593,155	3,488,337	—	408,826	—	1,612,570	467,209,618
Ghana	Akyem	53,019,098	45,452,224	1,432,810	—	2,523	—	—	99,906,655
Guatemala	Marlin	—	—	—	—	109,803	—	—	109,803
Mexico	Mexico City Office	320,262	—	—	—	—	—	—	320,262
Mexico	Peñasquito	9,590,183	2,922,639	2,201,044	—	663,502	—	—	15,377,368
Papua New Guinea	Lihir	30,959,588	36,067,785	16,675	—	—	—	19,609,489	86,653,537
Papua New Guinea	Wafi-Golpu	—	—	10,159	—	—	—	—	10,159
Peru	Lima Office	—	—	1,157,707	—	—	—	—	1,157,707
Peru	Yanacocha	10,279,191	12,740,156	1,554,203	—	197,453	—	—	24,771,003

Suriname	Merian	27,618,804	40,732,760	—	—	—	—	—	68,351,564	Merian is a joint venture between Newmont Corporation (75%) and Staatsolie Maatschappij Suriname N.V. (25%). As the majority shareholder and operator subjected to ESTMA reporting requirements, the amount included in this report represent 100% of the payment made by the project.
United States of America	Corporate Office (Denver)	5,392,973	—	4,417,015	—	—	—	—	9,809,988
United States of America	Cripple Creek & Victor ("CC&V")	8,097,487	—	161,714	—	—	—	—	8,259,201
Additional Notes[3]:	Note 1: These schedules have been prepared in accordance with the financial reporting provisions in sections 2, 3, 4 and 9 of the Extractive Sector Transparency Measures Act (“ESTMA”), Section 2.3 of the ESTMA – Technical Reporting Specifications and Sections 3.1 to 3.6 of the ESTMA – Guidance (collectively, the “Financial Reporting Framework”).
	Note 2: Balances in currencies different than USD are automatically converted into USD at the official exchange rate of the date of the transaction. This conversion is automatically performed by the accounting system (SAP) used by Newmont Corporation. For reference purposes, the average FX for fiscal year 2024 are as follows: 1USD : 1.3700 CAD; 1USD : 1.5163 AUD; 1USD : 7.7618 GTQ; 1USD: 915.2660 ARS; 1USD : 14.4774 GHS; 1USD : 33.1957 SRD; 1USD : 18.2948 MXN, and 1USD : 3.8532 PGK.